3,000,000 Shares(1)

                             ECO SOIL SYSTEMS, INC.

                                  Common Stock

                           SELECTED DEALERS' AGREEMENT

Gentlemen:

         1. R. J. Steichen & Company and the other Underwriters named in the Prospectus referred to below (the "Underwriters"), acting through us as Representative, have severally agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus (the "Underwriting Agreement"), from Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's common stock, $0.005 per share par value ("Common Stock"). In addition, the several Underwriters have been granted an option to purchase from the Company up to an aggregate of an additional 450,000 shares of Common Stock (the "Option Shares") to cover overallotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are hereinafter collectively called the "Shares." The Shares and the terms upon which they are to be offered for sale by the several Underwriters are more particularly described in the enclosed Prospectus.

         2. The Shares are to be offered to the public by the several Underwriters at a price of $_______ per share (hereinafter called the "Public Offering Price") and in accordance with the terms of offering set forth in the Prospectus.

         3. Subject to the terms and conditions hereof, some or all of the several Underwriters are severally offering a portion of the Shares for sale to

         (i) certain dealers which are members of the National Association of Shares Dealers, Inc. (the "NASD") and which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with respect to Free-Riding and Withholding and Rule 2740 of the Rules of the Association, and

         (ii) foreign dealers or institutions ineligible for membership in the NASD which agree

                  (x) not to resell the Shares

                           (A) to purchasers in, or to persons who are nationals or residents of, the United States of America, or

--------

(1) Plus an option to purchase up to 450,000 additional shares to cover over-allotments.


                           (B) when there is a public demand for the Shares, to persons specified as those to whom members of the NASD participating in a distribution may not sell, and

                  (y) to comply, as though such foreign dealer or institution were a member of the NASD, with such Interpretation with respect to Free-Riding and Withholding and with Rules 2730, 2740, 2420 (as such Section applies to foreign non-members) and 2750 of such Rules of the Association

(such dealers and institutions agreeing to purchase Shares hereunder being hereinafter referred to as "Selected Dealers") at the Pubic Offering Price less a selling concession of $________ per share, payable as hereinafter provided, out of which concession an amount not exceeding $______ per share may be reallowed by Selected Dealers to members of the NASD or to foreign dealers or institutions ineligible for membership therein which agree as aforesaid. This offering is made subject to delivery of the Shares and their acceptance by us, to the approval of all legal matters by counsel and to the terms and conditions herein set forth. Some or all of the Underwriters may be included among the Selected Dealers. Each of the Underwriters has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

         4. We, acting as Representative, and with our consent, any Underwriter, may buy Shares from, or sell Shares to, any Selected Dealer, or any other Underwriter, and any Selected Dealer may buy Shares from, or sell Shares to, any other Selected Dealer or any Underwriter at the Public Offering Price less all or any part of the concession. We, acting as Representative, after the initial public offering, may change the concession and the reallowance.

         5. If, prior to the termination of this Agreement, we purchase or contract to purchase, in the open market or otherwise, for the account of any Underwriter, any Shares purchased by you hereunder, you agree to pay us on demand for the accounts of the several Underwriters an amount equal to the concession on such Shares. In addition, we may charge you with any transfer taxes and broker's commissions or dealer's mark-up paid in connection with such purchase or contract to purchase.

         6. We shall act on behalf of the Underwriters under this Agreement and shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the public offering of the Shares.

         7. If you desire to purchase any of the Shares, your subscription should reach us promptly by telephone by calling Ms. Vicki Anderson at (612) 341-6276 or by telegraph at the offices of R. J. Steichen & Company, 801 Nicollet Mall, Suite 1100, Minneapolis, Minnesota 55402, and we will use our best efforts to fill the same. We reserve the right to reject all subscriptions, in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

         8. The privilege of purchasing the Shares is extended to you only on behalf of the several Underwriters, if any, that may lawfully sell the Shares to dealers in your state.

         9. Any of the Shares purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of the offering thereof set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of the Shares other than as contained in the Prospectus.

         10. This Agreement will terminate when we shall have determined that the public offering of the Shares has been completed and upon telegraphic notice to you of such termination, but, if not previously terminated, this Agreement will terminate at the close of business on the thirtieth (30th) full business day after the date hereof; provided, however, that we shall have the right to extend this Agreement for an additional period or periods not exceeding thirty
(30) full business days in the aggregate upon telephonic notice to you. Promptly after the termination of this Agreement, there shall become payable to you the selling concession on the number of Shares that you shall have purchased hereunder and that shall not have been purchased or contracted for (including certificates issued upon transfer) by us, in the open market or otherwise (except pursuant to Section 12 hereof), during the term of this Agreement for account of one or more of the several Underwriters.

         11. For the purpose of stabilizing the market in the Common Stock of the Company, we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Shares, to over-allot.

         12. You agree to advise us from time to time upon request, prior to the termination of this Agreement, of the number of Shares purchased by you hereunder and remaining unsold at the time of such request, and if, in our opinion, any such Shares shall be needed to make delivery of the Shares sold or over-allotted for the account of one or more of the Underwriters, you will, forthwith upon our request, grant to us for the account or accounts of such Underwriter or Underwriters the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession or such part thereof as we shall determine, such number of Shares owned by you as shall have been specified in our request.

         13. On becoming a Selected Dealer, and in offering and selling the Shares, you agree (which agreement shall also be for the benefit of the Company) to comply with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You confirm that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer and confirm that you have complied and will comply therewith.

         14. Upon request, you will be informed as to the jurisdictions in which we have been advised that the Shares have been qualified for sale under the respective securities or Blue Sky laws of such jurisdictions, but neither we nor any of the Underwriters assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any jurisdiction or as to any sale therein. You are responsible for filing any notices, statements or any other documents with and/or for paying any filing fees or other fees to the respective securities or Blue Sky law authorities of the states in which the Shares have been qualified for sale where such notices, statements, or other documents or fees are necessary or advisable for the sale of the Shares by you in those states.

         15. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

         16. It is expected that public advertisement of the Shares will be no sooner than the first day after the effective date of the Registration Statement or such later date as the initial offering price of the Shares is determined if the Company elects to rely on Rule 430A under the Act. Twenty-four (24) hours after such advertisement shall have appeared, but not before, you will be free to advertise at your own expense, over your own name, subject to any restriction of local laws, but your advertisement must conform in all respects to the requirements of the Act, and neither we nor the Underwriters shall be under any obligation or liability in respect of your advertisement.

         17. No Selected Dealer is authorized to act as our agent or as agent for the Underwriters, or otherwise to act on our behalf or on behalf of the Underwriters, in offering or selling the Shares to the public or otherwise.

         18. We and the several Underwriters shall not be under any liability for or in respect of the value, validity or form of the Shares, or delivery of the certificates for the Shares, or the performance by anyone of any agreement on his part, or the qualification of the Shares for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by use or by the several Underwriters in this Agreement. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Act.

         19. Payment for the Shares sold to you hereunder is to be made at the Public Offering Price, on or about January 21, 1997 or such later date as we may advise, by certified or official bank check, payable to the order of R. J. Steichen & Company, in current funds, at such place as we shall specify on one day's notice to you against delivery of the Shares. Notwithstanding the foregoing, if actions in the Shares can be settled through the facilities of The Depository Trust Company, payment for and delivery of Shares purchased by you hereunder will be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in our telex or telegram to you, or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions you may send us prior to such specified date.

         20. Notice to us should be addressed to R. J. Steichen & Company, Midwest Plaza, Suite 1100, 801 Nicollet Mall, Minneapolis, Minnesota 55402. Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

         21. If you desire to purchase any of the Shares, please confirm your subscription by signing and returning to us your confirmation overleaf on the duplicate copy of this letter enclosed herewith, even though you have previously advised us thereof by telephone, teletype or telegraph.

                                      Very truly yours,

                                      R. J. STEICHEN & COMPANY
                                      As Representative


                                      By____________________________________
                                         Signature

                                      Its___________________________________
                                         Title

__________________, 1997.




                                  CONFIRMATION


R. J. STEICHEN & COMPANY
As Representative
Midwest Plaza, Suite 1100
801 Nicollet Mall
Minneapolis, Minnesota 55402


Dear Sirs:

         We hereby agree to purchase __________________ shares of common stock, $.01 par value per share, of Eco Soil Systems, Inc., in accordance with all terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Shares. We further state that in purchasing said Shares we have relied upon said Prospectus and upon no other statement whatsoever, written or oral. We hereby confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (a) a member in good standing of the National Association of Securities Dealers. Inc. (the "NASD") or (b) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with respect to Free-Riding and Withholding and Rule 2740 of the Rules of the Association and, if we are a foreign dealer and not a member of the NASD, we also agree to comply with such Interpretation with respect to Free-Riding and Withholding and to comply, as though we were a member of the NASD, with Rules 2730, 2740, 2420 (as such Rule applies to foreign non-members) and 2750 of Article III of such Rules of the Association. We confirm that we will not sell any of the Shares to discretionary accounts.

                                         ______________________________________


                                         By____________________________________
                                            Authorized Representative

                                         ______________________________________
                                         (Address)
                                         ______________________________________

Dated: ___________________, 1997.